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                                                                       EXHIBIT 5


                               VOTING AGREEMENT


     This Agreement is made as of March 26, 1999, by and among the undersigned stockholders of VOXCOM HOLDINGS, INC., referred to in this Agreement as "Holders," for the purpose of creating a Voting Agreement of the shares of Voxcom Holdings, Inc., a Nevada corporation, sometimes referred to in this Agreement as the "Company."

     1.   VOTING OF DIRECTORS.  At each annual meeting of stockholders of the
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Company, the Holders who are parties hereto agree to vote their shares of common stock or other voting security held by them to elect a board of directors of the Company consisting of four members nominated by the management of the Company; two members who are independent, non-management directors who each hold less than 1% of the outstanding stock of the Company, one of whom shall be nominated by management and one of whom shall be nominated by Jasper Resources Ltd. ("Jasper"); and three members who are nominated by Jasper. Pending the election of the foregoing directors at the next annual meeting of stockholders, the undersigned holders shall cause the Board of Directors to adopt a resolution amending the bylaws in the form attached to the Stock Purchase Agreement between Voxcom Holdings, Inc. and Jasper dated the date hereof, and the Board of Directors of Voxcom shall adopt a resolution implementing the foregoing Board composition by increasing the number of Board seats to nine and filling the vacancies in the manner described above as though such persons were elected at the annual meeting of stockholders, all in a manner as permitted by Section 3.11 of the Bylaws and Nevada law.

     2.   REMOVAL.  No party to this Agreement shall ever vote his or its shares
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for the removal of any director chosen by the Holders in accordance with the procedures described in Section 1 hereof.

     3.   TERMINATION OF AGREEMENT.  This Voting Agreement shall terminate on
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the first to occur of either of the following:

          (a) The consent of all parties hereto;

          (b) Such time as the parties identified below as Jasper no longer holds any shares of the Company; or

          (c) Three years from the date of this Agreement.

Otherwise, this Voting Agreement shall be deemed to be coupled with an interest and shall be irrevocable.

     4.   COPIES OF AGREEMENT.  This Agreement may be executed in multiple
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counterparts
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but shall not otherwise be separable or divisible. Upon the execution of this
Agreement, the parties shall cause a copy of this Agreement to be filed in the registered office of the Company. This Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Nevada.

     5.   PLACE OF PERFORMANCE.     THIS AGREEMENT IS EXECUTED AND ENTERED INTO
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AT DALLAS, TEXAS, AND IT IS MUTUALLY AGREED THAT THE PERFORMANCE OF ALL PARTS OF
THIS CONTRACT SHALL BE AT DALLAS, TEXAS.

     6.   GOVERNING LAW.   THIS AGREEMENT IS INTENDED BY THE PARTIES TO BE
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GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

     7.   SEVERABILITY OF PROVISIONS.  This Agreement shall not be severable or
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divisible in any way, but it is specifically agreed that, if any provision should be invalid, the invalidity shall not affect the validity of the remainder of the Agreement.

     Executed on the date first set forth above.

                                    HOLDERS


                                     /s/ Lawrence R. Biggs, Jr.
                                    ---------------------------------------
                                    Lawrence R. Biggs, Jr.


                                     /s/ Larry Cahill
                                    ---------------------------------------
                                    Larry Cahill


                                     /s/ Donald G. McLellan
                                    ---------------------------------------
                                    Donald G. McLellan

                                    Vision Finance and Management

                                    By:  /s/ Donald G. McLellan
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                                       Donald G. McLellan, Authorized Agent


                                    Jasper Resources Ltd.

                                    By:  /s/ Brahil Santos
                                       ------------------------------------
                                       Brahil Santos, Attorney-in-Fact